SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2015

XPO LOGISTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Greenwich Office Park Greenwich, CT	06831
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 976-4636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 3, 2015, Troy A. Cooper, the chief operating officer of XPO Logistics, Inc. (the “Company”), was appointed chief executive officer and chairman of the management board of its subsidiary XPO Logistics Europe (Norbert Dentressangle SA), effective immediately. Mr. Cooper has resigned from the Norbert Dentressangle supervisory board in accordance with governing regulations. He replaces Hervé Montjotin, who held these roles, and additionally was president of the Company, until he left the Company on September 4, 2015.
Mr. Cooper is chief operating officer of the Company’s global organization. He will retain this position while assuming chief executive responsibilities for the Company’s operations headquartered in Lyon, France. Prior to joining the Company in 2011, Mr. Cooper held senior management roles with two public companies, United Rentals, Inc. and United Waste Systems, Inc., and earlier worked in public accounting with Arthur Andersen and Co.
Mr. Cooper will continue to report directly to Bradley S. Jacobs, the chairman and chief executive officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated September 4, 2015	XPO LOGISTICS, INC.

	By:	/s/ Gordon E. Devens
Gordon E. Devens
Senior Vice President, General Counsel and Secretary